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                                                                   Exhibit 10a

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                COMPREHENSIVE MEDICAL DIAGNOSTICS GROUP, INC.

      The undersigned, James H. Clingham, being the President of Comprehensive Medical Diagnostics Group, Inc., f/k/a/ American Risk Management Group, Inc., a Florida company, organized and existing under and by virtue of the Florida company, organized and existingunder and by virtue of the Florida Business Corporation Act, ("Company") does hereby certify:


1) The name of the Company is Comprehensive Medical Diagnostics Group, Inc., f/k/a American Risk Management Group, Inc.

2) The following provisions of the Articles of Incorporation of the Company are amended in the following particulars:

      Article IV is deleted and replaced with the following:

                              ARTICLE IV CAPITAL STOCK

      The Maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be eighty million shares which are to be divided in two classes as follows:

      50,000 shares of common stock with a par value of $.001 per share; and 30,000 shares of preferred stock, with a par value of $.001 per share

      Series of preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting right, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given."

3) The foregoing amendments were adopted by the directors of the Corporation by unanimous writted consent dated August 2, 2000. No shareholder vote was required.

      IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment as of this 2nd day of August, 2000.

      Dated as Of August 2nd, 2000
                                            /s/ James H. Cunningham
                                           ------------------------------
                                           James H. Cunningham, President

      [STAMPED]
      FILED
      00 AUG -7  PM 2:32

      SECRETARY OF STATE
      TALLAHASSEE, FLORIDA